UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 12, 2010

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STANDARD MICROSYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-7422	11-2234952
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Arkay Drive, Hauppauge, New York 11788
(Address of principal executive offices) (Zip Code)

(631) 435-6000
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) The Registrant and its Vice President, Corporate Controller and Chief Accounting Officer, Joseph S. Durko, have mutually agreed that Mr. Durko will leave the Registrant to pursue other career opportunities on April 30, 2010, after the Registrant completes the filing of its Annual Report on Form 10-K. Mr. Durko’s departure is not due to any disagreement with the Registrant over accounting matters. After Mr. Durko’s departure, Mr. Kris Sennesael, Vice President and Chief Financial Officer of the Registrant, will serve as acting Corporate Controller while the Company conducts a search to replace Mr. Durko.

(e) In addition to the benefits to which Mr. Durko is entitled under the Registrant’s Executive Severance Plan, the Registrant has agreed to provide outplacement services to Mr. Durko and to remove the vesting restrictions on 1292 shares of restricted stock previously granted to Mr. Durko pursuant to the Registrant’s management incentive plan. These benefits are subject to Mr. Durko entering into the Registrant’s standard form release agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDARD MICROSYSTEMS CORPORATION

(Registrant)

Date: March 15, 2010	By:	/s/ Kris Sennesael
Kris Sennesael
Vice President and Chief Financial Officer